UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2013

FUSE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction

of Incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

6135 NW 167 th Street, #E-21 Miami Lakes, Florida	33015
(Address of Principal Executive Offices)	(Zip Code)

(305) 503-3873

(Registrant’s telephone number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 22, 2013, Fuse Science, Inc. (the “Company”) held a business update teleconference and webcast for shareholders and the investment community. In the teleconference and webcast, the Company’s executive officers noted, among other business updates, that:

•	sales of the Company’s products for the month of April 2013 exceeded sales for all of the fiscal year ended September 30, 2012; and

•	in furtherance of its national distribution strategy, the Company is on schedule to have its PowerFuse® and ElectroFuse® products rolled out into all stores in the Walgreens chain by the end of June 2013 and will begin selected radio advertising on Memorial Day weekend.

A replay of the teleconference will be available until June 5, 2013 which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415, if calling internationally. Please enter conference ID #415071 to access the replay. A replay of the webcast will also be archived and available within the investor relations section of the Company’s web site at www.fusescience.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

/s/ Brian Tuffin Brian Tuffin, Chief Executive Officer

Dated: May 23, 2013